UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2008

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Amended and Restated Loan Agreement

                On March 6, 2008, Power One Inc., (the “Company”) entered into an Amended and Restated Term Loan Agreement (the “Amended Loan Agreement”) with PWER Bridge, LLC (“PWER Bridge”), pursuant to which the maturity date of the $50 million promissory note (the “Note”) issued by the Company to PWER Bridge, which was originally due on April 30, 2008, was extended to April 30, 2010.  The original Term Loan Agreement was entered into in connection with the acquisition of the Power Electronics Group of Magnetek, Inc.  In connection with obtaining the extension, the Company paid PWER Bridge a loan extension fee of $500,000, equal to 1% of the outstanding amount of the Note.

                Under the terms of the Amended Loan Agreement, interest will continue to accrue at 12% per annum on the outstanding principal balance of the Note and will be payable monthly in cash.  A maintenance fee is payable on each anniversary of the date of the Amended Loan Agreement, equal to 1% of the outstanding principal balance on such date, and the Note is prepayable at any time without premium or penalty.  The Amended Loan Agreement contains customary representations and warranties, events of default and affirmative and restrictive covenants.  Specifically, the Amended Loan Agreement contains covenants that, in general, limit, the sale of assets except in the ordinary course of business, the incurrence of certain indebtedness or the issuance of securities (subject to certain exceptions), mergers, consolidations or other corporate events not otherwise permitted, the lines of business in which the Company may engage, the payment of dividends or repurchase of common stock, the amendment of the charter or bylaws of the Company, and the existence of any lien (subject to certain exceptions).  The Amended Loan Agreement provides for events of default that would permit PWER Bridge to accelerate the maturity of the Note upon, in general, failure to make payments thereon, failure to timely comply with the covenants, representations and warranties contained therein in all material respects, certain events of insolvency or dissolution, defaults under other debt agreements permitting acceleration or certain legal proceedings under such agreements, the occurrence of certain legal judgments against the Company, the occurrence of certain materially adverse events, or the occurrence of certain events constituting a change of control.  The Amended Loan Agreement also requires the Company to perform certain affirmative covenants, including the delivery of certain reports and information, payment of certain expenses and delivery of certain notices.

Security Agreement

                In connection with the Amended Loan Agreement and to secure its obligations thereunder, the Company entered into a Security Agreement (the “Security Agreement”) in favor of PWER Bridge, pursuant to which certain inventory and accounts receivable of the Company and its domestic subsidiaries and certain interests in the equity of the Company’s directly held foreign subsidiaries, have been pledged to secure the obligations of the Company under the Amended Loan Agreement.

Warrant Agreement

                The Company also entered into a warrant agreement (the “Warrant Agreement”) with PWER Bridge, pursuant to which the Company issued PWER Bridge warrants exercisable for up to 2,000,000 shares of common stock of the Company (the “Warrants”).  The vesting schedule for the exercise of the Warrants is as follows: warrants for 500,000 shares vested immediately upon the closing on March 6, 2008; 750,000 shares will vest on September 30, 2008 if any principal amount remains outstanding under the Note on such date; and 750,000 shares will vest on March 31, 2009 if any principal amount remains outstanding under the Note on such date.  The exercise price for the Warrants is $2.50, which was the closing price of the Company’s common stock on the NASDAQ Global Market on March 6, 2008.  The Warrant Agreement contains customary anti-dilution provisions and permits cashless exercise of the Warrants.

Registration Rights Agreement

                The shares of the Company underlying the Warrants are also entitled to registration rights that obligate the Company to file a shelf registration statement within 90 days, and use all commercially reasonable efforts to have the shelf registration statement declared effective by the Securities and Exchange Commission within 90 days from its filing.  The Company is to keep the shelf registration statement effective until all the registered shares have been sold pursuant to the shelf registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company is required to bear the expenses of the shelf registration.

                PWER Bridge is 100% owned by Warren A. Stephens.  Mr. Stephens owns approximately 5.9% of the Company’s outstanding common stock as of March 3, 2008.  The terms of the Amended Loan Agreement and the related agreements above were determined on the basis of arms-length negotiations.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Loan Agreement and the transaction in Item 1.01 above is incorporated by reference herein.

Item 3.02               Unregistered Sales of Equity Securities.

On March 6, 2008, the Company issued the Warrants to PWER Bridge as described in Item 1.01 above, without the services of an underwriter, and without registration under the Securities Act, in reliance on Section 4(2) of the Securities Act.

Item 7.01                                             Regulation FD Disclosure.

On March 6, 2008, the Company issued a press release announcing that it had entered into an extension of its loan with PWER Bridge (the “Press Release”).  A copy of the Press Release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act; except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Term Loan Agreement, dated as of March 6, 2008 between Power-One, Inc. and PWER Bridge, LLC.

Exhibit 10.2	Amended and Restated Form of Promissory Note in the amount of $50,000,000 issued by Power-One, Inc. on behalf of PWER Bridge, LLC.

Exhibit 10.3	Security Agreement, dated as of March 6, 2008 among Power-One, Inc. and its subsidiaries named therein, and PWER Bridge, LLC.

Exhibit 10.4	Warrant Agreement, dated as of March 6, 2008 between Power-One, Inc. and PWER Bridge LLC.

Exhibit 10.5	Form of Warrant to purchase up to 2,000,000 shares of common stock of Power-One, Inc.

Exhibit 10.6	Registration Rights Agreement, dated as of March 6, 2008 between Power-One, Inc. and PWER Bridge, LLC.

Exhibit 99.1	Press Release issued by Power-One, Inc. on March 6, 2008, announcing the extension of its loan with PWER Bridge, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/JEFFREY J. KYLE
Date:	March 10, 2008		Jeffrey J. Kyle
Vice President — Finance, Treasurer and Chief Financial Officer